Exhibit a(iv) under Form N-1A
                                            Exhibit 3(1) under Item 601/Reg. S-K

                   FEDERATED MUNICIPAL SECURITIES INCOME TRUST
                                Amendment No. 21
                              DECLARATION OF TRUST
                             As dated August 6, 1990

     This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                   Federated California Municipal Income Fund
                                 Class A Shares
                                 Class B Shares
                 Federated Michigan Intermediate Municipal Trust
                    Federated New York Municipal Income Fund
                                 Class A Shares
                                 Class B Shares
                 Federated North Carolina Municipal Income Fund
                                 Class A Shares
                      Federated Ohio Municipal Income Fund
                                 Class F Shares
                  Federated Pennsylvania Municipal Income Fund
                                 Class A Shares
                                 Class B Shares
                     Federated Vermont Municipal Income Fund
                                 Class A Shares"

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of May, 2004.


      WITNESS the due execution hereof this 14th day of May, 2004.


/s/ John F. Donahue                         /s/ Lawrence D. Ellis, M.D.
------------------------------------        ------------------------------------
John F. Donahue                             Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                        /s/ Peter E. Madden
------------------------------------        ------------------------------------
Thomas G. Bigley                            Peter E. Madden

/s/ John T. Conroy, Jr.                     /s/ Charles F. Mansfield, Jr.
------------------------------------        ------------------------------------
John T. Conroy, Jr.                         Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis                /s/ John E. Murray, Jr.
------------------------------------        ------------------------------------
Nicholas P. Constantakis                    John E. Murray, Jr.

/s/ John F. Cunningham                      /s/ Marjorie P. Smuts
------------------------------------        ------------------------------------
John F. Cunningham                          Marjorie P. Smuts

/s/ J. Christopher Donahue                  /s/ John S. Walsh
------------------------------------        ------------------------------------
J. Christopher Donahue                      John S. Walsh